EXHIBIT 99.1

Report of Independent Certified Public Accountants

TNCI UK, Limited
Derby, United Kingdom

We have audited the accompanying balance sheets of TNCI UK, Limited (a development stage enterprise) as of June 30, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended. We have audited the statement of changes in stockholders' equity (deficiency) for the period September 23, 1999 (inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNCI UK, Limited (a development stage enterprise) as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

January 22, 2004

                                  TNCI UK, Ltd
                        (A Development Stage Enterprise)
                                 Balance Sheets

                                                                June 30,         June 30,      September 30,
                                                                 2003             2002             2003
                                                                                                (Unaudited)
                                                              -----------      -----------      -----------
ASSETS
Current assets
    Cash                                                      $   127,865      $   421,165      $        --
    Prepaid expenses and VAT recoverable                           76,250           98,358      $   138,617
                                                              -----------      -----------      -----------

Total current assets                                              204,115          519,523          138,617

Property and equipment, net                                        45,970          270,801          394,699
                                                              -----------      -----------      -----------

Total assets                                                  $   250,085      $   790,324      $   533,316
                                                              ===========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIENCY)

Current liabilities
    Cash overdraft                                            $        --      $        --      $    37,192
    Accounts payable and accrued expenses                         604,423          308,360        1,228,620
    Notes payable                                                 446,299               --          857,305
                                                              -----------      -----------      -----------

Total liabilities                                               1,050,722          308,360        2,123,117
                                                              -----------      -----------      -----------

Commitments

Stockholders' equity (deficiency)
    Common stock, $.0003 par value
         Authorized 45,000,000 shares, 6,384 3,930 6,384
         Issued and outstanding 21,349,884 shares at June
         30, 2003 and September 30, 2003 (unaudited);
         13,597,650 shares at June 30, 2002; and
         17,556,235 shares at September 30, 2002
         (unaudited)
    Additional paid-in capital                                  4,614,149        3,440,603        4,651,149
    Deficit accumulated during the development stage           (5,575,546)      (3,003,002)      (6,375,631)
    Accumulated other comprehensive income                        154,376           40,433          128,297
                                                              -----------      -----------      -----------

Total stockholders' equity (deficiency)                          (800,637)         481,964       (1,589,801)
                                                              -----------      -----------      -----------

Total liabilities and stockholders' equity (deficiency)       $   250,085      $   790,324      $   533,316
                                                              ===========      ===========      ===========

                 See accompanying notes to financial statements

                                  TNCI UK, Ltd
                        (A Development Stage Enterprise)
                            Statements of Operations

                                                                                                                       September 23,
                                                                                                                           1999
                                                        Years ended                            Three months ended      (inception)
                                               ------------------------------     --------------------------------        through
                                                 June 30,          June 30,       September 30,      September 30,     September 30,
                                                   2003              2002              2003              2002              2003
                                                                                   (Unaudited)       (Unaudited)        (Unaudited)
                                               ------------      ------------      ------------      ------------      ------------
Sales                                          $         --      $     44,474      $         --      $         --      $     55,335
                                               ------------      ------------      ------------      ------------      ------------

Direct expenses                                      44,260            61,132            19,190                --           255,671

Operating expenses
    Salaries and employee related expenses          892,566           619,776           286,232           226,292         2,547,728
    General and administrative                    1,634,520           769,926           472,542           388,961         3,607,317
                                               ------------      ------------      ------------      ------------      ------------

Total direct and operating expenses               2,571,346         1,450,834           777,964           615,253         6,410,716
                                               ------------      ------------      ------------      ------------      ------------

Loss from operations                             (2,571,346)       (1,406,360)         (777,964)         (615,253)       (6,355,381)
                                               ------------      ------------      ------------      ------------      ------------

Other income (expense)
    Interest income                                   2,513             4,313               238             1,259             7,064
    Interest expense                                 (3,711)           (1,244)          (22,359)               --           (27,314)
                                               ------------      ------------      ------------      ------------      ------------

Total other income (expense), net                    (1,198)            3,069           (22,121)            1,259           (20,250)
                                               ------------      ------------      ------------      ------------      ------------

Net loss                                       $ (2,572,544)     $ (1,403,291)     $   (800,085)     $   (613,994)     $ (6,375,631)
                                               ============      ============      ============      ============      ============

Historic:
Basic and diluted loss per share               $      (0.14)     $      (0.17)     $      (0.04)     $      (0.04)     $      (0.75)
                                               ============      ============      ============      ============      ============

Weighted average shares outstanding              18,965,692         8,250,618        21,349,884        17,125,954         8,529,906
                                               ============      ============      ============      ============      ============

Pro forma:
Basic and diluted loss per share               $      (0.06)     $      (0.03)     $      (0.02)     $      (0.01)     $      (0.15)
                                               ============      ============      ============      ============      ============

Weighted average shares outstanding              42,665,924        42,665,924        42,665,924        42,665,924        42,665,924
                                               ============      ============      ============      ============      ============

                 See accompanying notes to financial statements

                                  TNCI UK, Ltd
                        (A Development Stage Enterprise)
                            Statements of Cash Flows

                                                                                                                       September 23,
                                                                                                                           1999
                                                                  Years ended                Three months ended         (inception)
                                                           --------------------------   ----------------------------     through
                                                                                        September 30,  September 30,   September 30,
                                                             June 30,       June 30,        2003           2002            2003
                                                               2003           2002       (Unaudited)    (Unaudited)    (Unaudited)
                                                           -----------    -----------    -----------    -----------    -----------
Cash Flows From Operating Activities:
    Net Loss                                               $(2,572,544)   $(1,403,291)   $  (800,085)   $  (613,994)   $(6,237,631)
    Adjustments to reconcile net loss to
       net cash used in operating activities
       Depreciation                                            241,520        200,009          5,931         56,155        634,800
       Stock options and warrants issued as compensation       101,000             --         37,000             --        138,000
       (Increase) decrease in prepaid expenses
          and VAT recoverable                                   22,108         22,504        (62,367)        30,451       (138,617)
       Increase (decrease) in accounts payable
          and accrued expenses                                 296,063        188,342        624,197       (119,354)     1,228,620
                                                           -----------    -----------    -----------    -----------    -----------

    Net cash used in operating activities                   (1,911,853)      (992,436)      (195,324)      (646,742)    (4,374,828)
                                                           -----------    -----------    -----------    -----------    -----------

Cash Flows From Investing Activities:
    Capital expenditures                                        (4,388)       (39,731)      (359,061)        (6,567)    (1,029,499)
                                                           -----------    -----------    -----------    -----------    -----------

    Net cash used in investing activities                       (4,388)       (39,731)      (359,061)        (6,567)    (1,029,499)
                                                           -----------    -----------    -----------    -----------    -----------

Cash Flows From Financing Activities
    Proceeds from issuance of common stock                   1,075,000      1,400,000             --        458,734      4,519,533
    Proceeds from issuance of notes payable                    446,299             --        411,006             --        857,305
    Bank overdraft                                                  --             --         37,192             --         37,192
                                                           -----------    -----------    -----------    -----------    -----------

    Net cash provided by financing activities                1,521,299      1,400,000        448,198        458,734      5,414,030
                                                           -----------    -----------    -----------    -----------    -----------

Effect of Exchange Rate Changes on Cash                        101,642         30,990        (21,678)       116,749        128,297
                                                           -----------    -----------    -----------    -----------    -----------

Net Change in Cash and Cash Equivalents                       (293,300)       398,823       (127,865)       (77,826)       138,000

Cash and Cash equivalents
    Beginning of Period                                        421,165         22,342        127,865        421,165             --
                                                           -----------    -----------    -----------    -----------    -----------

    End of Period                                          $   127,865    $   421,165    $        --    $   343,339    $        --
                                                           ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for interest                   $     3,711    $     1,244    $    22,359    $        --    $    27,314
                                                           ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

Increase in additional paid in capital as a result
    of stock options and warrants issued as
    compensation                                           $   101,000                   $    37,000
                                                           ===========                   ===========

                 See accompanying notes to financial statements

                                  TNCI UK, Ltd
                        (A Development Stage Enterprise)
            Statement of Changes in Stockholders' Equity (Deficiency)

                                                                                Deficit
                                                                              Accumulated   Accumulated
                                              Common Stock       Additional   During the       Other
                                       ------------------------    Paid-in    Development  Comprehensive               Comprehensive
                                          Shares       Amount      Capital       Stage     Income (Loss)     Total     Income (Loss)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance, September 23, 1999 (inception)     10,000  $         3  $        --  $        --   $        --   $         3

Foreign currency translation adjustment         --           --           --           --        (2,312)       (2,312)  $    (2,312)

Net loss                                        --           --           --     (573,540)           --      (573,540)     (573,540)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance, June 30, 2000                      10,000            3           --     (573,540)       (2,312)     (575,849)  $  (575,852)
                                                                                                                        ===========

Common stock issued March 1, 2001        4,990,000        1,465    2,043,065           --            --     2,044,530

Foreign currency translation adjustment         --           --           --           --       (12,594)      (12,594)  $   (12,594)

Net loss                                        --           --           --   (1,026,171)           --    (1,026,171)   (1,026,171)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance, June 30, 2001                   5,000,000        1,468    2,043,065   (1,599,711)      (14,906)      429,916   $(1,038,765)
                                                                                                                        ===========

Common stock issued February 12, 2002    8,597,650        2,462    1,397,538           --            --     1,400,000

Foreign currency translation adjustment         --           --           --           --        55,339        55,339   $    55,339

Net loss                                        --           --           --   (1,403,291)           --    (1,403,291)   (1,403,291)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance, June 30, 2002                  13,597,650        3,930    3,440,603   (3,003,002)       40,433       481,964   $(1,347,952)
                                                                                                                        ===========

Common stock issued during the year      7,752,234        2,454    1,072,546           --            --     1,075,000

Stock options and warrants issued as
  compensation                                  --           --      101,000           --            --       101,000

Foreign currency translation adjustment         --           --           --           --       113,943       113,943   $   113,943

Net loss                                        --           --           --   (2,572,544)           --    (2,572,544)   (2,572,544)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance, June 30, 2003                  21,349,884        6,384    4,614,149   (5,575,546)      154,376      (800,637)  $(2,458,601)
                                                                                                                        ===========

Stock options and warrants issued as
  compensation                                  --           --       37,000           --            --        37,000

Foreign currency translation adjustment
  (unaudited)                                   --           --           --           --       (26,079)      (26,079)  $   (26,079)

Net loss (unaudited)                            --           --           --     (800,085)           --      (800,085)     (800,085)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance, September 30, 2003 (unaudited) 21,349,884  $     6,384  $ 4,651,149  $(6,375,631)  $   128,297   $(1,589,801)  $  (826,164)
                                       ===========  ===========  ===========   ===========   ===========   ===========   ===========

                 See accompanying notes to financial statements

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Note 1 - Organization

TNCI UK, Ltd. ("the Company" or "TNCI UK") was formally established in the United Kingdom as a corporation registered under the laws of England and Wales in September 1999 to develop, install and operate screens providing captive audience information and entertainment based programming specifically for the passenger rail market.

Since inception, the Company has been engaged in organizational activities, including raising capital and research and development activities. The Company has not generated significant revenues and has not yet achieved profitable operations, nor has it ever generated positive cash flows from operations. There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company's future operations are dependent on the success of the Company's efforts to raise additional capital, its research and commercialization efforts, and ultimately, the market acceptance of the Company's products.

Note 2 - Summary of Significant Accounting Policies

Revenue Recognition

Planned principal operations have not commenced and revenues since inception have not been significant.

When planned principal operations commence, the Company expects to generate revenues by selling commercial time to advertisers. The commercials will be interspersed with the general programming content shown to train passengers during their journey. Revenues will be recognized based on the period of time the commercials are actually aired. As such, revenues from all contracts covering multiple periods will be recognized over the term of the contract.

Interim Unaudited Information

The accompanying interim balance sheet as of September 30, 2003 and the related statements of operations, changes in stockholders' equity (efficiency) and cash flows for the three months periods ended September 30, 2003 and 2002 and for the period from September 23, 1999 (inception) through September 30, 2003, and the related disclosures in the accompanying notes have not been audited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) have been included to present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and 2002 and the results of its operations and its cash flows for the periods then ended.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Operating results for the three-month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for a full year.

Cash and Cash Equivalents

Cash and cash equivalents includes amounts held in demand deposit accounts and in certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

Research and Development

Research and development costs are charged to expenses as incurred. There were no significant research and development expenses in any of the periods. Property and Equipment Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets;

Passenger Train Simulator and Portable Simulator           3 Years
Furniture, fixtures and equipment                          5 Years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Property and equipment comprise the following:

                                      September 30,2003   June 30, 2003     June 30,2002
                                      -----------------   -------------     ------------
                                         (unaudited)
Simulator and Portable Simulator          $  659,035         $655,426         $606,970

Furniture, fixtures and equipment            425,219           82,683           72,507

Construction in Process                       12,493               --               --

Cost                                       1,096,747         $738,109         $679,477

Less Accumulated depreciation                702,048          692,139          408,676
                                          ----------         --------         --------
Net                                       $  394,699         $ 45,970         $270,801
                                          ==========         ========         ========

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of non-discounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. There were no indications of impairment at June 30, 2003 or September 30, 2003.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

The Company's policy is to limit the amount of credit exposure to any one financial institution therefore it places its investments with financial institutions evaluated as being credit worthy.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Foreign Currency Translation

All balance sheet accounts of the Company are translated at the current exchange rate as of the end of the accounting period. Statement of operations items are translated at average currency exchange rates. The resulting translation adjustments are presented as accumulated other comprehensive income (loss) for all periods presented

Net loss per share

Historic basic and diluted net loss per share are calculated using the weighted average number of shares of common stock outstanding during each period. Pro forma basic and diluted net loss per share presentations assume the SZM Distributors, Inc. ("SZMD") shares issued and outstanding upon the recapitalization were issued at the beginning of each period presented.

Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Stock-Based Compensation

The Company follows Accounting Principles Board Opinion No.25, " Accounting for Stock Issued to Employees," for its stock-based compensation plans and does not recognize expense for stock option grants if the exercise price is at least equal to the market value of the common stock at the date of grant. Stock-based compensation expense reflected in the as reported net loss includes expense for restricted stock unit awards and option modifications and the amortization of certain acquisition-related deferred compensation expense.

The following table summarizes the pro forma effect of stock-based compensation on net loss and loss per share as if the fair value expense recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," had been adopted. No tax benefits were attributed to the stock-based employee compensation expense during fiscal 2003 due to providing a full valuation allowance on net deferred tax assets.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

                                                                           Year ended June 30
                                                                     ------------------------------
                                                                         2003               2002
                                                                     ----------          ----------
Net loss as reported                                                 (2,572,544)         (1,403,291)

Add: Stock-based employee compensation expense included in
reported net loss, 2003 and 2002, respectively                          101,000                 -0-

Deduct: Total stock-based employee compensation expense
determined under the fair value based method, including
tax expense (benefit) of $ -0- and $-0-,  during fiscal                (161,509)             (2,500)
2003 and 2002, respectively

Pro Forma net loss                                                   (2,633,053)         (1,405,791)

Loss per share applicable to common shareowners:

       Basic and diluted - as reported                                     (.14)               (.17)

       Basic and diluted - pro forma                                       (.14)               (.17)

                                                              Three Months ended
                                                              September 30, 2003
                                                              ------------------
                                                                  (Unaudited)

Net loss as reported                                               (800,085)

Add: Stock-based employee compensation expense included in
reported net loss during the period ended September 30,              37,000
                                                                       2003

Deduct: Total stock-based employee compensation expense
determined under the fair value based method, including
tax expense (benefit) of $ -0-during period ended                       -0-
September 30, 2003

Pro Forma net loss                                                 (763,085)

Loss per share applicable to common shareowners:

       Basic and diluted - as reported                                 (.04)

       Basic and diluted - pro forma                                   (.04)

The fair value of stock options used to compute pro forma net loss and pro forma loss per share disclosures is estimated using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, this model requires the input of subjective assumptions, including the expected price volatility of the underlying stock. Projected data related to the expected volatility and expected life of stock options is based upon historical and other information. Changes in these subjective assumptions can materially affect the fair value estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of the Company's employee stock options. The following table summarizes the Black-Scholes option-pricing model assumptions used to compute the weighted average fair value of stock options.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

                                                            Years ended June 30,
                                                               2003 and 2002
                                                            --------------------

Dividend Yield                                                       -0-

Expected Volatility                                                  -0-

Risk-free interest rate                                              6.5%

Expected holding period (in years)                                   6-7

Weighted average fair value of                                       .05
options granted

Note 3-- Notes payable

Prior to the reverse merger transaction, TNCI UK borrowed $500,000 from Belgravia Investment Partners, LP ("Belgravia"), a related party (see Note 9) between April and September 2003, $100,000 from an unrelated individual on July 23, 2003, $100,000 from an unrelated United States investor on August 7, 2003 and (pound)75,000 from an unrelated United Kingdom investor on June 27, 2003. Each note carried an interest rate of ten percent per annum. As of June 30, 2003, and September 30, 2003, the unpaid balance of these notes and related interest was $427,984 and $845,551 (unaudited), respectively. Belgravia, the unrelated individual and unrelated US investor converted the principal and the interest thereon accrued to November 13, 2003 into 2,081,529, 412,375 and 410,732 (unaudited) shares of the Company's common stock on November 13, 2003 in connection with the reverse merger. The unrelated United Kingdom investor converted the principal and the interest thereon accrued to November 25, 2003 into 524,850 (unaudited) shares of the Company's common stock on November 25, 2003 in connection with the merger.

Note 4 - Related Party Payable

TNCI UK, Ltd. entered into a management and consulting agreement (the "Management Agreement") with Ocean Castle Partners ("Ocean Castle") in February 2002. The Management Agreement provided for the payment of $33,000 per month to Ocean Castle for twenty four months and the delivery of options to purchase 1,745,000 shares of common stock of TNCI UK. TNCI UK has issued and delivered the warrants but only paid the first nine of the twenty four monthly installments. The management services included, but were not limited to strategic planning, legal, financial analysis and planning and helping the company obtain additional sources of financing. Expenses of $87,000 for the year ended June 30, 2003 for options granted to Ocean Castle and its employees which are included in general and administrative expenses. $264,000 and $363,000 (unaudited) is due to Ocean Castle as of June 30, 2003 and September 30, 2003, respectively, (which amounts are included in accounts payable and accrued expenses) under the Management Agreement. The principal of Ocean Castle is the Company's Chairman, CEO and President, Irwin Gross.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Note 5 -  Commitments

Leases

The Company occupies 6,000 square feet of office space in Derby, England. The term of lease for the Derby office is based on a tenancy at will agreement. The Company is currently negotiating with the landlord's agent to enter into a more formal lease for a period of five years. Monthly lease payments under this lease are expected to be about $8,750 per month.

The Company also has a license for office facilities for two staff members based in London. The accommodation operates on a three months notice. The Company is also seeking to enter into a five year lease for a warehouse and workshop facility in Derby, England with the expectation of entering into this lease during the first calendar quarter of 2004.

The rent expense was as follows:

                                                          September 23,
   Year Ended June 30    3 Months Ended Sept. 30         1999 (Inception)
  -------------------    -----------------------         to September 30,
    2002       2003         2002          2003                2003
    ----       ----         ----          ----                ----
  $42,558    $105,000     $26,250        $26,250            $228,123
                        (Unaudited)    (Unaudited)        (Unaudited)

Purchase Contract

In September 2003, TNCI UK entered into a Supply agreement with Linsang Manufacturing, Inc. ("LMIC"). LMIC provides TNCI UK with a nimble, single, "turn-key" source for the design, development, integration and delivery of broadband entertainment and information systems on trains. Under the agreement, the companies will work together to aggressively develop and market TNCI UK's turnkey solutions to client specification in the passenger rail market. TNCI UK has currently committed to purchase approximately $1,525,000 of equipment with an ability to order up to a further $4,500,000 of equipment under the agreement as and when TNCI UK requires it.

Note 6 - Income Taxes

The Company has net operating loss carry forwards aggregating approximately $5,965,000 at June 30, 2003, and $6,783,000 (unaudited) at September 30, 2003, expiring through 2014. SFAS No. 109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carry forwards. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carry forwards, the deferred tax asset at September 30, 2003 of approximately $1,123,000 (unaudited) is offset by a valuation allowance of the same amount. Accordingly, no deferred tax asset is included in these financial statements. The valuation allowance increased by approximately $230,000, $424,000, and $132,000 (unaudited) for the periods ended June 30, 2002, and 2003 and September 30, 2003 respectively.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Note 7 -  Pension Plan

The Company has a defined contribution pension plan. Amounts charged to expense for contributions to the plan were $61,165 and $ 26,420 for the years ended June 30, 2003 and 2002, respectively and $0 for the three months ended September 30, 2003. Unpaid contributions at June 30, 2003 and September 30, 2003 amounted to $32,842 and $32,842 (unaudited) respectively.

Note 8 - Related Party Transactions

Prior to the reverse merger transaction, TNCI UK borrowed $500,000 from Belgravia Investment Partners, LP ("Belgravia") between April and September 2003 at an interest rate of ten percent per annum. Interest expenses totaled $3,915 and for year ended June 30, 2003 and $14,292 (unaudited) for the three months ended September 30, 2003 for this loan. These amounts are included in notes payable on the financial statements. Belgravia converted the principal and accrued interest on the loan into 2,081,259 shares of the Company's common stock on November 13, 2003 in connection with the reverse merger.

Note 9 - Options & Warrants

Number of Options exercisable into shares of common stock

                                                                                       Three Months
                                                                                           Ended
                                     Year Ended                                        September 30,
                                      June 30,                                             2003
                                        2003                                            (Unaudited)
                      --------------------------------------            -------------------------------------
                                                    Weighted                                         Weighted
                                                    Average                                          Average
                                                    Exercise                                         Exercise
                         Shares    Option Price     Price                 Shares    Option Price     Price
                         ------    ------------     --------              ------    ------------     --------
Outstanding,
beginning of period          -0-                                        4,713,668     $.129 -.25       $0.14
Granted                4,713,668     $.129 -.25        $0.14                  -0-
Canceled                     -0-                                              -0-
Exercised                    -0-                                              -0-
Outstanding, end of
period                 4,713,668     $.129 -.25        $0.14            4,713,668     $.129 -.25       $0.14
Exercisable            4,713,668     $.129 -.25        $0.14            4,713,668     $.129 -.25       $0.14
Weighted average
remaining
contractual life
(years)                      5.9                                             5.65
Exercised in
current and prior
years                        -0-                                              -0-
Available for
future grants            424,698                                          424,698

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

Number of Warrants exercisable into shares of common stock

                                         Year Ended                              Year Ended
                                       June 30, 2002                           June 30, 2003
                          -------------------------------------     ------------------------------------
                                                      Weighted                                  Weighted
                                                      Average                                   Average
                                                      Exercise                                  Exercise
                           Shares    Option Price     Price          Shares    Option Price     Price
                           ------    ------------     --------       ------    ------------     --------
Outstanding, beginning
of year                        -0-                                    64,726        $.129         $.129
Granted                     64,726        $.129         $.129        398,103        $.129         $.129
Canceled                       -0-                                       -0-
Exercised                      -0-                                       -0-
Outstanding, end of year    64,726        $.129         $.129        462,829        $.129         $.129
Exercisable                 64,726        $.129         $.129        462,829        $.129         $.129
Weighted average
remaining contractual
life (years)                  5.54                                     5.15

Number of Warrants exercisable into shares of common stock:

Three Months ended September 30,2003
(Unaudited)
                                                          Weighted
                                                          Average
                                                          Exercise
                        Shares          Warrant Price     Price
                        ------          -------------     --------
Outstanding,
beginning of year         462,829          $.129           $.129
Granted                   732,881       $.129 - $.25       $.205
Canceled                      -0-
Exercised                     -0-
Outstanding, end of
year                    1,195,710       $.129 - $.25       $.176
Exercisable             1,195,710       $.129 - $.25       $.176
Weighted average
remaining contractual
life (years)                4.85

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

The following table summarizes information about stock options outstanding at June 30, 2003 and September 30, 2003.

                                          Exercise Price             Total
                                      ----------------------      ----------
                                         $0.129        $0.25
           June 30, 2003

Outstanding                           4,250,536      463,132      4,713,668

Exercisable                           4,250,536      463,132      4,713,668
Weighted average remaining
       contractual life (years)             6.0          5.0            5.9
Weighted average exercise
       price                             $0.129        $0.25          $0.14

   September 30, 2003 (Unaudited)

Outstanding                           4,250,536        463,132      4,713,668

Exercisable                           4,250,536        463,132      4,713,668
Weighted average remaining
       contractual life (years)             5.8         4.75             5.65
Weighted average exercise
       price                             $0.129        $0.25            $0.14

Expenses of $14,000 for the year ended June 30, 2003 and $37,000 (unaudited) for three months ended September 30, 2003 related to options and warrants issued for services are included in general and administrative expenses.

Note 10  - Subsequent Events

TNCI UK Ltd., a corporation registered under the laws of England and Wales is a wholly-owned subsidiary of TNX Television, Inc. ("TNX"), a Delaware Corporation. On November 12, 2003 TNX entered into a plan of merger with SZMD Acquisition II, Inc. ("Acquisition Subsidiary"), a wholly-owned subsidiary of SZM Distributors, Inc ("SZMD"), a Nevada Corporation. On November 13, 2003 (i) Acquisition Subsidiary was merged with and into TNX with TNX becoming the surviving corporation, (ii) the stockholders of TNX exchanged all of the issued and outstanding shares of TNX at a one for one ratio for 28,665,924 shares of the SZMD's common stock, (iii) the holders of options and warrants to acquire 6,334,076 shares of TNX's common stock exchanged their options and warrants for options and warrants to acquire 6,334,076 shares of SZMD's common stock, and
(iv) the 1,000 issued and outstanding shares of Acquisition Subsidiary common stock were converted into 1,000 shares of TNX common stock, with TNX becoming a wholly-owned subsidiary of SZMD. The transaction will be accounted for as a reverse acquisition whereby, for accounting purposes, TNX will be considered the accounting acquirer and the historical financial statements of TNX will become the historical financial statements of SZMD.

TNCI UK, Ltd. (A Development Stage Enterprise)
Notes to Financial Statements
Years Ended June 30, 2003 and 2002
Information for the 3months ended September 30, 2003 and 2002 and September 23, 1999 (inception) through September 30, 2003 is unaudited

TNX's former stockholders, including warrant holders, acquired direct and indirect beneficial ownership and control of 28,665,924 newly issued shares of SZMD's common stock or approximately 67% of SZMD's outstanding common stock.

In conjunction with the merger, SZMD completed a $1,000,000 equity private placement of 4,000,000 shares of SZMD's common stock at $.25 per share. The private placement was issued pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The proceeds were used to satisfy outstanding liabilities of SZMD and to provide working capital for the combined entity.

The remaining 10,000,000 shares, or approximately 23%, continue to be held by SZMD's prior stockholders.

On January 7, 2004, the SZMD, TNCI UK's parent, completed a private placement whereby the Company issued 2,850,000 additional shares in exchange for $2,850,000. The private placement was issued pursuant to Regulation S under the Securities Act of 1933, as amended. The proceeds were used to repay loans to SZMD in December 2003 and to provide working capital for the combined entity.